Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of this 10 day of September, 2008, by and between Genesis Pharmaceuticals Enterprises, Inc., a Florida corporation (the “Company”), and Robert Cain (“Consultant”), with reference to the following facts:

WHEREAS, the parties hereto desire to enter into an agreement under which Consultant will provide services to the Company as an independent contractor.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto hereby agree as follows:

1. Engagement and Term. The Company hereby engages the services of Consultant and Consultant hereby accepts such engagement upon the terms and conditions set forth herein for a term commencing on the date the Consultant tender his resignation as a member of the Board of Directors of the Company and terminating on December 31, 2008.

2. Duties; Nature of Services. Consultant shall perform such duties pertaining to the Company’s business as the Company’s Chief Executive Officer may request from time to time, which duties shall include providing advice and guidance to the Company in connection with corporate governance; provided, however, Consultant’s duties shall not exceed twenty (20) hours in the aggregate during any thirty (30) calendar day period. Consultant may render his services by telephone, videoconference and/or any other remote methods as Consultant may reasonably determine. During the term of this Agreement, Consultant may attend meetings of the Board of Directors as an observer, but will not have the right to vote on matters presented to the Board.

3. Compensation. In consideration of the performance by Consultant of his obligations under this Agreement (a) the Company shall pay to Consultant $11,667 and (b) the Company shall transfer to Consultant 50,000 freely tradable shares of common stock of Lotus Pharmaceuticals, Inc. The compensation is payable upon entering into this agreement.

4. Reimbursement of Expenses. Consultant shall be responsible for his own expenses unless the Board of Directors of the Company requires in writing that Consultant incur out of pocket expenses, in which event such expenses shall be reimbursed by Company.

5. Confidential Information; Company Property. During the term of this Agreement and at all times thereafter, Consultant shall keep all Company confidential information in confidence and shall not disclose any of the same to any other person or entity, except Consultant’s attorneys and other persons and/or entities designated in writing and in advance by the Company. Consultant shall not cause, suffer or permit such confidential information to be used for the gain or benefit of any party outside of the Company or for Consultant’s personal gain or benefit outside the scope of Consultant’s engagement by the Company. Upon the expiration or termination of his engagement, Consultant shall immediately surrender to the Company all property belonging to the Company.

6. Relationship and Authority. The relationship between the Company and Consultant created by this Agreement is that of client and independent contractor, and nothing contained herein shall be construed as creating a relationship of employer and employee or principal and agent between them. Consultant shall neither act nor make any representation that he is authorized to act as an employee, agent or officer of the Company.

7. Entire Agreement; Severability. This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto. The provisions of this Agreement are severable, and in the event that any provision is declared invalid, this Agreement shall be interpreted as if such invalid provision were not contained herein.

8. Waiver; Modification; Assignment. This Agreement may be amended or modified only in a writing signed by the parties. Consultant may not assign any right or obligation under this Agreement without the prior written consent of the Company, which may be granted or withheld in the Company’s sole and absolute discretion. Neither party may assign any right or obligation under this Agreement without the prior written consent of the other party.

9. Applicable Law and Venue. This Agreement shall constitute a contract under the laws of the State of New York and shall be governed and construed in accordance with the laws of said State and without regard to the conflicts of laws principles thereof. Any action or proceeding brought hereunder shall be brought in the state and federal courts sitting in the City of New York, Borough of Manhattan, the parties hereto hereby waiving any claim or defense that such forum in not convenient or proper. In the event of any proceeding to enforce any provision of this Agreement, the prevailing party shall recover its reasonable attorneys’ fees, expenses and costs.

10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and/or PDF signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

ROBERT CAIN

Signature:	/s/ Robert Cain

Address:	469 S. Bundy Drive
Los Angeles, CA 90049

COMPANY:
GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/ Cao Wubo
Name:	Cao Wubo
Title:	CEO and Chairman of the Board

Address:	Middle Section, Longmao Street, Area A,
Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province,
People’s Republic of China 710075